UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2006

Super Vision International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

8210 President’s Drive, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

(407) 857-9900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2006, Super Vision International, Inc. (the “Company”) entered into purchase agreements with a limited number of accredited investors pursuant to which the Company has offered and sold approximately 40,360 units at a price of $223.00 per unit, resulting in gross cash subscriptions of approximately $9 million (the “Private Placement”). Each unit consists of 100 shares of Class A common stock, a warrant to purchase 60 shares of Class A common stock exercisable at $2.23 per share, expiring five years from the date of issuance (the “Base Warrants”) and a second warrant to purchase 15 shares of Class A common stock exercisable at $3.00 per share, expiring five years from the date of issuance (the “Additional Warrants”). The Company expects to receive net proceeds of approximately $8,350,000 from the closing of the Private Placement. The securities were sold solely to accredited investors in a private placement offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Private Placement, the placement agent will receive $630,000 in cash and a warrant (the “Placement Agent Warrant”) to purchase that number of shares of Class A common stock equal to 8% of the quotient obtained by dividing (a) the aggregate gross proceeds received by the Company from the sale of units in the Private Placement, by (b) the exercise price of the Base Warrants issued to purchasers in the Private Placement. The Placement Agent Warrant will have the same terms and conditions as the Base Warrants issued to purchasers in the Private Placement.

In connection with the Private Placement, the Company entered into a Common Stock and Warrant Purchase Agreement with purchasers of the securities that contains customary representations, warranties and covenants. The warrants issued in the Private Placement have a term of five years and contain customary provisions for adjustment to the exercise price in the event of stock splits, combinations and dividends and, in the case of the Base Warrants, include certain cashless-exercise provisions.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the purchasers of the securities pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) within 60 days of the closing and use commercially reasonable efforts to obtain effectiveness of the registration statement within 120 days of the closing (180 days under certain circumstances). The registration statement will cover the resale of shares of Class A common stock sold in the Private Placement and the shares of Class A common stock underlying the warrants. The Company’s failure to abide by the filing, effectiveness and certain other covenants relating to registration rights will result in the Company’s obligation to pay liquidated damages in the form of cash or shares of Class A common stock at the rate of one percent of the subscription amount of each purchaser for each failure continuing more than 30 days (and for each 30-day period thereafter up to 18 months).

Each of the investors in the Private Placement has been granted a preemptive right to purchase its pro rata share of certain equity securities that the Company may issue for a period of two years from the date of the Common Stock and Warrant Purchase Agreement.

Within 120 days after the closing of the Private Placement, all outstanding shares of Class B Common Stock of the Company shall be exchanged into shares of Class A Common Stock at a ratio of 1.25 shares of Class A Common Stock issued for each 1 share of Class B Common Stock exchanged (the “Exchange”). If the Exchange is not effected within 120 days after the closing of the Private Placement, then the Company shall pay liquidated damage penalties to the purchasers in the Private Placement at the rate of 1% of the aggregate purchase price of the units issued in the Private Placement per month until such Exchange is fully effected subject to an overall limit of 18 months of liquidated damages. The holder of all of the outstanding shares of the Company’s Class B common stock has agreed to consummate the Exchange on the foregoing terms.

Copies of the forms of the Common Stock and Warrant Purchase Agreement, the warrants and the Registration Rights Agreement relating to the Private Placement are attached hereto, and are incorporated herein by reference. The summary contained in this current report is qualified in its entirety by reference to the more detailed terms set forth in the Common Stock and Warrant Purchase Agreement, the warrants and the Registration Rights Agreement, and investors are encouraged to review the full text of the Common Stock and Warrant Purchase Agreement, the warrants and the Registration Rights Agreement.

Neither the shares of Class A common stock offered and sold in the Private Placement nor the shares of Class A common stock underlying the warrants were registered under the Securities Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company offered and sold the above-referenced securities in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act, and on Rule 506 under the Securities Act. The disclosure about the Private Placement contained in this current report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c under the Securities Act.

No representation, warranty, covenant, or agreement contained in the Common Stock and Warrant Purchase Agreement, the warrants and/or the Registration Rights Agreement is, or should be construed as, a representation or warranty by the Company to any person other than the accredited investors, or a covenant or agreement of the Company or the accredited investors with any other person. Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the Common Stock and Warrant Purchase Agreement, the warrants and/or the Registration Rights Agreement. The representations and warranties in the Common Stock and Warrant Purchase Agreement, the warrants and/or the Registration Rights Agreement may be qualified by information that has not been filed with the SEC, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Common Stock and Warrant Purchase Agreement, the warrants and/or the Registration Rights Agreement. Moreover, the representations and warranties may become incorrect after the date of the Common Stock and Warrant Purchase Agreement, the warrants and/or the Registration Rights Agreement, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Common Stock and Warrant Purchase Agreement, the warrants and/or the Registration Rights Agreement are solely for the benefit of the Company and the accredited investors, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in this Item 3.02.

The Company issued and sold its securities in the Private Placement pursuant to an exemption from registration under Section 4(2) of the Securities Act. Each of the investors that is a party to a purchase agreement has represented to the Company that such investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Item 8.01	Other Events.

On December 8, 2006, the Company issued a press release announcing the Private Placement, which is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Common Stock and Warrant Purchase Agreement by and between the Company and each purchaser in the Private Placement, dated as of December 7, 2006.

10.2	Form of Common Stock Purchase Warrant to purchase shares of the Company’s Class A Common Stock at an exercise price of $2.23 per share.

10.3	Form of Common Stock Purchase Warrant to purchase shares of the Company’s Class A Common Stock at an exercise price of $3.00 per share.

10.4	Form of Registration Rights Agreement by and between the Company and each of the purchasers in the Private Placement dated as of December 7, 2006.

99.1	Press Release dated December 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 8, 2006	SUPER VISION INTERNATIONAL, INC.

/s/ Michael A. Bauer
Name: Michael A. Bauer
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Common Stock and Warrant Purchase Agreement by and between the Company and each purchaser in the Private Placement, dated as of December 7, 2006.

10.2	Form of Common Stock Purchase Warrant to purchase shares of the Company’s Class A Common Stock at an exercise price of $2.23 per share.

10.3	Form of Common Stock Purchase Warrant to purchase shares of the Company’s Class A Common Stock at an exercise price of $3.00 per share.

10.4	Form of Registration Rights Agreement by and between the Company and each of the purchasers in the Private Placement dated as of December 7, 2006.

99.1	Press Release dated December 8, 2006.